Exhibit 10.6

OPTION GRANT NOTICE
UNDER THE
TASKUS, INC.
2021 OMNIBUS INCENTIVE PLAN

TaskUs, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of Options (each Option representing the right to purchase one share of Class A Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [Insert Participant Name]
Date of Grant:     [●]
Vesting Reference Date:    [●]
Number of Options:     [Insert Number of Options Granted]
Exercise Price:     $[Insert Exercise Price]
Option Period Expiration Date:     10th anniversary of Grant Date
Type of Option:     Non-Qualified Stock Option
Vesting Schedule:    Provided the Participant has not undergone a Termination at the time of the applicable vesting date (or event):
•[●] of the Options (rounded down to the nearest whole share) will vest on the date that is one year following the Vesting Reference Date (the “Tranche I Options”); and
•An additional [●] of the Options (rounded down to the nearest whole share) will vest on the date that is two years after the Vesting Reference Date;
•an additional [●] of the Options will vest on the date that is three years after the Vesting Reference Date; and
•the remaining [●] of the Options shall vest on the fourth anniversary of the Vesting Reference Date.
Notwithstanding the foregoing, (i) if the Participant undergoes a Termination by the Service Recipient without Cause prior to the first anniversary of the Vesting Reference Date, then, subject to and conditioned upon the Participant’s (A) execution and non-revocation of a release of claims in favor of the Company the (“Release”) and (B) execution of an agreement not to solicit clients, employees, or service providers of the Company Group for a 24-month period commencing on the date of Termination, in each case, in the form provided by the Company, the Tranche I Options shall vest on the date the Release becomes irrevocable and (ii) the

Options shall fully vest and become exercisable if either (A) the Options would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto; or (B) if the Participant undergoes a Termination by the Service Recipient without Cause or due to death or Disability at any time following a Change in Control in which the Options are continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto.
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TASKUS, INC.

________________________________
By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.
PARTICIPANT1

_________________________________
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.
[Signature Page to Option Grant Notice]

OPTION AGREEMENT
UNDER THE
TASKUS, INC.
2021 OMNIBUS INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the TaskUs, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), TaskUs, Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Class A Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.
3.Exercise of Options Following Termination. The provisions of Section 7(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, subject to the Vesting Schedule as provided in the Grant Notice (and for the avoidance for doubt, in the event of any conflict of the Grant Notice and Section 7(c)(ii) of the Plan, the provisions of the Grant Notice will prevail).
4.Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s VP Legal, Corporate Secretary or its designee; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided, that the Participant shall obtain written consent from the Committee prior to the use of the methods described in Section 7(d)(ii)(A) of the Plan.
5.Issuance of Class A Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Class A Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant, a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Class A Common Stock to be credited to the Participant’s account at the third-party plan administrator.
6.Company; Participant.
(a)The term “Company” as used in this Option Agreement with reference to employment or service shall include the applicable Service Recipient.
(b)Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
7.Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8.Rights as Stockholder. The Participant or a Permitted Transferee of the Options shall have no rights as a stockholder with respect to any share of Class A Common Stock covered by an Option unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Class A Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Class A Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
10.Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s VP Legal, Corporate Secretary or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.
12.Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.Clawback/Repayment. This Option Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) Applicable Law. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.
15.Detrimental Activity. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, as determined by the Committee, then the Committee may, in its sole discretion, take actions permitted under the Plan, including, but not limited to: (i) cancelling any and all Option, or (ii) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any Class A Common Stock received upon exercise of the Options, and repay such gain to the Company.
16.Right to Offset. The provisions of Section 13(x) of the Plan are incorporated herein by reference and made a part hereof.
17.Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
18.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Class A Common Stock acquired under the Plan, to the extent that the Company, in its sole discretion, determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
21.Entire Agreement. This Option Agreement (including, without limitation, all exhibits attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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